UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________
FORM 8-K
_____________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2020
Richmond Mutual Bancorporation, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-38956	36-4926041
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

31 North 9th Street, Richmond, Indiana	47374
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (765) 962-2581

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RMBI	The NASDAQ Stock Market LLC

Indicated by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company [x]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Items to be Included in this Report

Item 5.07.  Submission of Matters to a Vote of Security Holders.

Richmond Mutual Bancorporation, Inc. (the “Company”) held its annual meeting of shareholders on May 20, 2020.  Holders of record of the Registrant’s common stock at the close of business on March 26, 2020, were entitled to vote on two proposals at the annual meeting.  The final voting results of each proposal are set forth below.

Proposal 1 – Election of Directors

The Company’s shareholders approved the election of Harold T. Hanley, III as a director of the Company for a two-year term to expire in the year 2022 and Lindley S. Mann, W. Ray Stevens, III and Kathryn Girten as directors of the Company each for a three-year term to expire in the year 2023.

	For	Withheld	Broker Non-Vote
Harold T. Hanley, III	7,694,941	409,502	2,660,991
Lindley S. Mann	7,268,519	835,924	2,660,991
W. Ray Stevens, III	7,126,915	977,528	2,660,991
Kathryn Girten	7,232,295	872,148	2,660,991

Proposal 2 – Ratification of Independent Registered Public Accounting Firm

The Company’s shareholders approved the ratification of the appointment of BKD LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020.

Number of Votes
For	10,479,891
Against	222,301
Abstain	63,242

Item 8.01.  Other Events

On May 21, 2020, the Company issued the press release attached hereto as Exhibit 99.1 and incorporated herein by reference announcing the declaration of a cash dividend on the Company’s common stock of $0.05 per share, payable on June 18, 2020 to stockholders of record as of June 4, 2020.

Item 9.01.  Financial Statements and Other Exhibits

(d)	Exhibits

99.1 Press release dated May 21, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

RICHMOND MUTUAL BANCORPORATION, INC.

Date: May 21, 2020	By:	/s/Donald A. Benziger
Donald A. Benziger
Executive Vice President and CFO